As filed with the Securities and Exchange Commission on October 6, 2017

Registration No. 333-220757

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MEDEQUITIES REALTY TRUST, INC.

MEDEQUITIES REALTY OPERATING PARTNERSHIP, LP

(Exact Name of Registrant as Specified in Its Charter)

Maryland (MedEquities Realty Trust, Inc.) Delaware (MedEquities Realty Operating Partnership, LP)	46-5477146 47-1208487
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

3100 West End Avenue, Suite 1000

Nashville, TN 37203

(615) 627-4710

(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

John W. McRoberts

Chief Executive Officer and Chairman of the Board of Directors

MedEquities Realty Trust, Inc.

3100 West End Avenue, Suite 1000

Nashville, TN 37203

(615) 627-4710

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David P. Slotkin, Esq.

Andrew P. Campbell, Esq.

Morrison & Foerster LLP

2000 Pennsylvania Avenue, NW

Suite 6000

Washington, D.C. 20006

(202) 887-1500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

MedEquities Realty Trust, Inc.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

MedEquities Realty Operating Partnership, LP
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

MedEquities Realty Trust, Inc. and MedEquities Realty Operating Partnership, LP have prepared this Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-220757) solely for the purpose of updating the Exhibit Index in Part II of the Registration Statement. No changes have been made to the preliminary prospectus constituting Part I of the Registration Statement or to Part II of the Registration Statement (other than to update the Exhibit Index).

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale and distribution of the securities being registered. All amounts except the SEC registration fee and FINRA filing fee are estimated. The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder.

SEC Registration Fee		$62,250
FINRA Filing Fee		75,500
Accountant’s Fees and Expenses		*
Legal Fees and Expenses		*
Printing Expenses		*
Trustee and Transfer Agent Fees		*
Miscellaneous		*

TOTAL	$	*

*	These fees and expenses are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. The Company’s charter contains a provision which eliminates the Company’s directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Maryland law requires a Maryland corporation (unless its charter provides otherwise, which the Company’s charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that: (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty; (b) the director or officer actually received an improper personal benefit in money, property or services; or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

The Company’s charter authorizes the Company, to the maximum extent permitted by Maryland law, to obligate the Company, and the Company’s bylaws obligate the Company, to indemnify any present or former director or officer or any individual who, while a director or officer of the Company and at the Company’s request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any of the foregoing capacities and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding.

The Company has entered into indemnification agreements with each of its executive officers and directors whereby the Company has agreed to indemnify such executive officers and directors to the fullest extent permitted by Maryland law against all expenses and liabilities, subject to limited exceptions. These indemnification agreements also provide that upon an application for indemnity by an executive officer or director to a court of appropriate jurisdiction, such court may order the Company to indemnify such executive officer or director.

In addition, the Company and its directors and officers are indemnified for specified liabilities and expenses pursuant to the partnership agreement of MedEquities Realty Operating Partnership, LP, the partnership whose sole general partner is the Company’s wholly owned subsidiary, or our Operating Partnership. See “Our Operating Partnership and the Partnership Agreement—Management Liability and Indemnification.”

Insofar as the foregoing provisions permit indemnification of directors, officer or persons controlling the Company or our Operating Partnership for liability arising under the Securities Act, the Company and our Operating Partnership have been informed that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16. EXHIBITS.

The Exhibits to this registration statement are listed on the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

(a) Each of the undersigned registrants hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

Each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Each of the undersigned registrants hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e) Each of the undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement

4.1	Articles of Amendment and Restatement of MedEquities Realty Trust, Inc. (incorporated by reference to Exhibit 3.1 to the registrant’s registration statement on Form S-11 (File No. 333-206490) filed on August 20, 2015)

4.2	Amended and Restated Bylaws of MedEquities Realty Trust, Inc. (incorporated by reference to Exhibit 3.4 to the registrant’s registration statement on Form S-11 (File No. 333-206490) filed on August 20, 2015)

4.3	First Amended and Restated Agreement of Limited Partnership of MedEquities Realty Operating Partnership, LP, dated July 31, 2014 (Incorporated by reference to Exhibit 10.1 of the Company’s Registration Statement on Form S-11 (File No. 333-206490), filed on August 20, 2015)

4.4	Amendment No. 1, dated January 28, 2015, to the First Amended and Restated Agreement of Limited Partnership of MedEquities Realty Operating Partnership, LP (Incorporated by reference to Exhibit 10.2 of the Company’s Registration Statement on Form S-11 (File No. 333-206490), filed on August 20, 2015)

4.5	Amendment No. 2, dated March 10, 2015, to the First Amended and Restated Agreement of Limited Partnership of MedEquities Realty Operating Partnership, LP (Incorporated by reference to Exhibit 10.3 of the Company’s Registration Statement on Form S-11 (File No. 333-206490), filed on August 20, 2015)

4.6*	Form of Articles Supplementary

4.7**	Form of Indenture

4.8*	Form of Debt Security

4.9*	Form of Equity Warrant Agreement

4.10*	Form of Rights Agreement

4.11*	Form of Deposit Agreement

5.1**	Opinion of Morrison & Foerster LLP regarding the legality of the securities being registered

8.1**	Opinion of Morrison & Foerster LLP regarding certain tax matters

12.1**	Computation of Ratio of Earnings to Fixed Charges and Combined Fixed Charges and Preferred Dividends for MedEquities Realty Trust, Inc.

12.2**	Computation of Ratio of Earnings to Fixed Charges for MedEquities Realty Operating Partnership, LP

23.1**	Consent of KPMG LLP

23.2**	Consent of McNair, McLemore, Middlebrooks & Co., LLC

23.3**	Consent of Whitley Penn LLP

23.4**	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

23.5**	Consent of Morrison & Foerster LLP (included in Exhibit 8.1)

24.1**	Powers of Attorney (included on signature page)

25.1***	Statement of Eligibility of Trustee on Form T-1

*	To be filed by amendment or incorporated by reference in connection with the offering of specific securities.
**	Filed with the Registration Statement on Form S-3 (File No. 333-220757) on October 2, 2017.
***	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on October 6, 2017.

MEDEQUITIES REALTY TRUST, INC.

By:	/s/ John W. McRoberts
John W. McRoberts
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ John W. McRoberts John W. McRoberts	Chairman and Chief Executive Officer (principle executive officer)	October 6, 2017

* William C. Harlan	President, Chief Operating Officer and Director	October 6, 2017

* Jeffery C. Walraven	Executive Vice President and Chief Financial Officer (principal financial officer)	October 6, 2017

* David L. Travis	Senior Vice President and Chief Accounting Officer (principal accounting officer)	October 6, 2017

* Randall L. Churchey	Director	October 6, 2017

* John N. Foy	Director	October 6, 2017

* Steven I. Geringer	Director	October 6, 2017

* Stephen L. Guillard	Director	October 6, 2017

* Elliott Mandelbaum	Director	October 6, 2017

* Stuart C. McWhorter	Director	October 6, 2017

* James B. Pieri	Director	October 6, 2017

*By:	/s/ John W. McRoberts
John W. McRoberts Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on October 6, 2017.

MEDEQUITIES REALTY OPERATING PARTNERSHIP, LP

By: By:	MedEquities OP GP, LLC, its general partner MedEquities Realty Trust, Inc., its sole member

By:	/s/ John W. McRoberts
John W. McRoberts
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this amendment to the registration statement has been signed by the following persons in the capacities with MedEquities Realty Trust, Inc., as the sole member of MedEquities OP GP, LLC, the general partner of MedEquities Realty Operating Partnership, LP, and on the dates indicated.

/s/ John W. McRoberts John W. McRoberts	Chairman and Chief Executive Officer (principle executive officer)	October 6, 2017

* William C. Harlan	President, Chief Operating Officer and Director	October 6, 2017

* Jeffery C. Walraven	Executive Vice President and Chief Financial Officer (principal financial officer)	October 6, 2017

* David L. Travis	Senior Vice President and Chief Accounting Officer (principal accounting officer)	October 6, 2017

* Randall L. Churchey	Director	October 6, 2017

* John N. Foy	Director	October 6, 2017

* Steven I. Geringer	Director	October 6, 2017

* Stephen L. Guillard	Director	October 6, 2017

* Elliott Mandelbaum	Director	October 6, 2017

* Stuart C. McWhorter	Director	October 6, 2017

* James B. Pieri	Director	October 6, 2017

*By:	/s/ John W. McRoberts
John W. McRoberts Attorney-in-Fact